Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2018, appearing in the Annual Report on Form 10-K of SCYNEXIS, Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

March 13, 2018